Exhibit 10(ll)

AMENDMENT NO. 2
TO
SERVICE AGREEMENT

     This Amendment No. 2 (“Amendment”) entered into as of this 16th day of November, 2001, between and among LucasVarity Limited, a private limited company registered in England and Wales (formerly known as LucasVarity plc) (the “Company”), TRW Inc., as Ohio corporation (the “Parent”), and John Charles Plant (the “Executive”).

WITNESSETH:

     WHEREAS, a Service Agreement (“Agreement”) dated April 17, 1997 was previously entered into between Lucas Limited, the Company and the Executive;

     WHEREAS, on February 15, 2000, the Parent, the Company and the Executive entered into Amendment No. 1 to the Agreement;

     WHEREAS, as a result of the increased duties and responsibilities of the Executive, the parties wish to amend the Agreement.

     NOW THEREFORE, the Parent, the Company and the Executive agree that the Agreement is hereby amended as follows:

1.	The Agreement is amended by adding a new Fifth Schedule, a copy of which is attached hereto as Exhibit A.

2.	Except as specifically amended herein, the Agreement is confirmed in all respects as the Agreement, as so further amended, continues in full force and effect in accordance with its terms.

     AS WITNESS this Amendment is executed as Deed by the Executive and duly authorized representatives of the Company and the Parent on the date that appears first this page.

THE COMMON SEAL of
LucasVarity Ltd. was hereunto
Affixed in the presence of:

/s/ Robert A. Fulton Director

/s/ Rhona Gregg Secretary

THE CORPORATE SEAL OF
TRW Inc. was hereunto
Affixed in the presence of:

/s/ Howard V. Knicely Director

/s/ William B. Lawrence Secretary

SIGNED AND
DELIVERED AS A DEED
By John C. Plant in the
presence of:

/s/ Barbara Lipski Name of Witness	/s/ John C. Plant John C. Plant

Name and Address of Witness:

Barbara Lipski
3630 Lakeshore Drive
Waterford, MI 48389

Exhibit A

FIFTH SCHEDULE

November 16, 2001

John C. Plant
President and Chief Executive Officer
TRW Chassis Systems
12025 Tech Center Drive
Livonia, MI 48150

Dear John:

This letter will summarize our discussion regarding your agreement to assume a new role in managing TRW’s Automotive business.

If you remain with TRW through December 31, 2004 and 1) manage the operations to the Company’s satisfaction and 2) provide strong support and assistance in executing the strategic plans for the Automotive businesses, we will provide you with the following additional incentives:

•	A special incentive for each year beginning 2001 through 2004. The amount of the additional incentive will be determined by the Compensation Committee of the Board of Directors based on your performance and can be as much as 100 percent of the OIP incentive you earn in that year. In the event that OIP target incentives are not established for the automotive businesses in 2002, 2003 or 2004, the special incentive payment will be based on the Compensation Committee’s determination of a comparable bonus for the applicable years. The special incentive amount determined at the end of each year will be deferred into a special account in the TRW Stock Fund of the TRW Deferred Compensation Plan until December 31, 2004. At that time, if the foregoing conditions are satisfied, these amounts and any earnings on the amounts will be placed into an account for your benefit in the TRW Deferred Compensation Plan.

•	We will accelerate the vesting of all 25,000 shares of your April 26, 2000 restricted stock grant on December 31, 2004.

John C. Plant
November 16, 2001

•	Your Service Agreement, dated April 17, 1997, as amended, will be terminated on December 31, 2004 and you will receive benefits under that Agreement as if TRW had terminated your employment on that date. These benefits will be paid to you on December 31, 2004 or January 1, 2005 at your election.

•	If the strategic objectives for the Automotive business have been achieved prior to December 31, 2004, as determined by the Compensation Committee, the special incentive amounts deferred on your behalf, plus a comparable bonus for any remaining years through 2004, and all benefits assuming termination without notice under your Service Agreement will be paid to you at that time. In addition, the 25,000 shares of your April 26, 2000 restricted stock grant will vest at that time.

The terms of this Fifth Schedule are expressly subject to Sections 12(2) and 12(6) of your Service Agreement, dated April 17, 1997, dealing with termination of appointment.

John, I know that this will be a challenging task, but I am confident that with your leadership we can get it done.

Sincerely,

/s/ David M. Cote

David M. Cote